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                                                                   EXHIBIT 10.18


                                 LOAN AGREEMENT
                              Date: June 29, 2001


                                    Borrower
                             Horizon Vessels, Inc.,
                            Horizon Offshore, Inc.,
                     and Horizon Offshore Contractors, Inc.
                              2500 CityWest Blvd.
                          Suite 2200, Houston TX 77042

                                     Lender
                                SouthTrust Bank
                                 P.O. Box 1027
                             Groves, TX 77619-1027


     This Loan agreement (the "Agreement") is made on the above date by and between Borrower and Lender, each as identified above.

1. THE LOAN. Lender agrees to lend and Borrower agrees to borrow an amount not to exceed the sum of Six Million and 00/100 Dollars ($6,000,000.00) (the "Loan") on the terms and conditions set forth herein. The Loan will be evidenced by Borrower's promissory note or notes in the form or forms attached hereto as Exhibit "A" or any renewal thereof with interest and principal payable as stated therein (the "Note").

     A. PURPOSE. Approval of a new $6MM term loan to purchase a new vessel and to purchase Enron's interest is Mexican, JV.

2. SECURITY. When any collateral (the "Collateral") is pledged as security for the Loan, Borrower will grant to Lender a first lien in the Collateral (unless otherwise represented) and agrees to do all things necessary to perfect the lien of Lender in such collateral.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:

     A. Good Standing Borrower is a Texas Corporation, duly organized and in good standing, under the laws of Texas and has the power to own its property and to carry on its business in each jurisdiction in which the Borrower operates.

     B. Authority and Compliance Borrower has full power and authority to enter into this Agreement, to make the borrowing hereunder, to execute and deliver the Note and to incur the obligations provided for herein, all of which has been duly authorized by all proper and necessary action. No consent or approval by any stockholder or public authority is required as a condition to the validity of this Agreement or the Note (or if required, has been obtained), and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

     C. Binding Agreement This Agreement constitutes, and the Note when issued and delivered pursuant hereto for value received will constitute, valid and legally binding obligations of Borrower enforceable in accordance with their respective terms.

     D. Litigation There are no proceedings pending or, to the knowledge of Borrower threatened before any court or other administrative agency which will


                                     Page 1
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or may have a material adverse effect on the financial condition or operations of Borrower, any of its properties or any subsidiary, except as disclosed to Lender in writing prior to the date of this Agreement.

     E. No Conflicting Agreements There are no charter, bylaw or stock provisions of Borrower and no provisions of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the Note.

     F. Ownership of Assets Borrower has good title to any Collateral pledged to secure the Loan and such Collateral is owned free and clear of liens. Borrower will at all times maintain its tangible property, real and personal, in good order and repair taking into consideration reasonable wear and tear.

     G. Taxes All income taxes and other taxes due and payable through the date of this Agreement have been paid prior to becoming delinquent.

     H. Financial Statements The books and records of Borrower properly reflect the Borrower's financial condition, and there has been no material change in Borrower's financial condition as represented in statements dated March 31, 2001.

N/A I. Place of Business Borrower's principal place of business in 2500 CityWest Blvd., Houston, TX 77042.

N/A J. Leases Borrower is not the lessee of any real or personal property except as has been disclosed in writing to Lender as set forth in Exhibit "B" hereto.

5. AFFIRMATIVE COVENANTS So long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of Borrower hereunder, Borrower will:

     A. Working Capital and Tangible Net Worth In accordance with generally accepted accounting principles:

          (1) Maintain working capital of not less than $10,000.00

          (2) Maintain a ratio of current assets to current liabilities of not less than 1. to 1.

          (3) Maintain tangible net worth of not less than $125,000.00

          (4) Not permit its ratio of total liabilities to tangible net worth to be more than 1.5 to 1.

          (5) Maintain fixed charge coverage ratio not less than 1.3 to 1.0.

          (6) Maintain ratio of funded debt to EBIDA of maximum 3.6x.

     B. Financial Recordkeeping Maintain a system of accounting in accordance with generally accepted accounting principles. Unless written notice of another location is given to Lender, Borrower's books and records will be located at the following location: 2500 CityWest Blvd, Suite 2200, Houston, TX 77042.


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     C. Financial and Other Reporting

          (1) Furnish to Lender, year end CPA audited financial statements to include a balance sheet, operating statement and surplus reconciliation, together with an officer's certificate of compliance with this Agreement including computations of all quantitative covenants, within 90 days after the end of each annual accounting period.

N/A       (2) Furnish to Lender, quarterly audited financial statements, to include a balance sheet and profit and loss statement, together with an officer's certificate of compliance with this Agreement including computations of all quantitative covenants, within 30 days of the end of each such accounting period.

          (3) Promptly provide Lender with such additional information, reports or statements respecting its business operations and financial condition as Lender may reasonably request from time to time.

     D. Insurance Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include a policy of fire and extended coverage insurance covering all assets, business interruption insurance and liability insurance, all to be with such companies and in such amounts satisfactory to Lender and to contain a mortgage clause naming Lender as its interest may appear. Evidence of such insurance will be supplied to Lender.

     E. Existence and Compliance with Laws As appropriate, maintain its existence in good standing and comply with all laws, regulations and governmental requirements applicable to it or to any of its property, business operations and transactions.

     F. Adverse Conditions or Events Promptly advise Lender in writing of any condition, event or act which comes to its attention that would or might materially affect Borrower's financial condition, Lender's rights in or to the Collateral under this Agreement or the loan documents, and of any litigation filed against Borrower.

     G. Taxes  Pay all taxes as the same become due and payable.

     H. Maintenance Maintain the collateral described in Deed of Trust of even date herewith in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, privileges, franchises, certificates and the like necessary for the operation of its business.

6. NEGATIVE COVENANTS So long as Borrower may borrow hereunder and until payment in full of the Note and performance of all other obligations of Borrower hereunder, Borrower will not, without the prior written consent of Lender:

N/A A. Capital Expenditures Make capital expenditures (including capitalized leases) in excess of $ n/a during any 12 month period.

N/A B. Compensation Pay by way of salary, bonus, or otherwise, aggregate annual compensation in excess of $ n/a to n/a.

N/A C. Transfer of Assets Enter into any merger or consolidation, or sell, lease, assign or otherwise dispose of or transfer any assets except in the normal course of its business.

N/A D. Liens Knowingly grant, suffer or permit liens on or security interests in Borrower's assets, or fail to promptly pay all lawful claims, whether for labor, materials or otherwise.


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N/A  E. Loans  Make any loans, advances or investments to or in any joint venture, corporation or other entity, except for the purchase of obligations of Lender or U.S. Government obligations.

N/A F. Borrowings Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt of another, or otherwise) other than to Lender, except for normal trade debts incurred is the ordinary course of Borrower's business, and the existing indebtedness listed in Exhibit "B" hereto.

N/A G. Dividends Declare any dividends (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower or in any way amend its capital structure.

N/A H. Executive Personnel Substantially change its present executive or management personnel.

     I. Character of Business Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently and normally conducted.

     J. Violate Other Covenants Violate or fail to comply with any covenants or agreements regarding other debt which will or would with the passage of time or upon demand cause the maturity of any other debt to be accelerated.

7. EVENTS OF DEFAULT If one or more of the following events of default shall occur, all outstanding principal plus unpaid interest of the Loan and any other indebtedness of Borrower to Lender shall, at the option of Lender, be due and payable immediately and Lender shall have no further obligation to fund under this Agreement or the Note:

     A. Default shall be made in the payment of any installment of principal or interest upon the Note or any other obligation of Borrower to Lender when due and payable, whether at maturity or otherwise; or

     B. Default shall be made in the performance of any term, covenant or agreement contained herein or in any deed of trust, security agreement, mortgage, assignment, guaranty or other contract or agreement evidencing, executed in connection with or securing payment of any indebtedness of Borrower to Lender; or

     C. Any representation or warranty herein contained or in any financial statement, certificate, report or opinion submitted to Lender in connection with the Loan or pursuant to the requirements of this agreement shall prove to have been incorrect or misleading in any material respect when made; or

     D. Any judgment against Borrower (or any guarantor) or any attachment or other levy against the property of Borrower (or any guarantor) with respect to a claim remains unpaid on appeal, undischarged, not bonded or not dismissed for a period of 30 days; or

     E. Borrower (if a natural person) shall die, or there is a substantial change in ownership or control of Borrower; or

     F. Borrower makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property, commences any action relating to Borrower under


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any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there is commenced against Borrower any such action, or Borrower by any act indicates is consent to or approval of any trustee for Borrower of any substantial part of its property, or suffers any such receivership or trustee to continue undischarged; then upon the happening of any of the foregoing events of default which shall be continuing, the Note shall become and be immediately due and payable upon declaration to that effect by Lender.

8.  MISCELLANEOUS

     A. Expenses Borrower agrees to pay all out-of-pocket expenses of Lender in connection with this Agreement and the collection of the Note. Borrower also agrees to pay all reasonable attorney's fees and all expenses incurred in recording any documents securing the Loan.

     B. Cumulative Rights and Waivers Each and every right granted to Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity shall be cumulative of and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Any of the foregoing covenants and agreements may be waived by Lender but only in writing signed by a Vice President or higher level officer of Lender. Borrower expressly waives any presentment, demand, protest or other notice of any kind. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or further notice or demand in similar or other circumstances. No delay or omission by Lender in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

     C. Applicable Law This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas.

     D. Amendment No modification, consent, amendment or waiver of any provision of this agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by a Vice President or higher level officer of Lender, and then shall be in writing and signed by a Vice President or higher level officer of Lender, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to be benefit of Lender, its successors and assigns.

     E. Multiple Counterparts This Agreement may be executed in one or more counterparts, and each counterpart when so executed and delivered shall constitute an original hereof, but all such separate counterparts shall constitute one and the same instrument.

     F. Severability of Provisions In case one or more provisions of this Agreement shall be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired.

     G. Definition and Construction As used herein, "N/A" means not applicable, and if included on a blank line in Sections 3.J., 4 5.C.(2) 6.A.th, 6.H. hereof, such sections or subsection shall not be applicable to this Agreement. The captions used in this Agreement are for reference purposes only and are not to be construed as a substantive part hereof.


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     H. Usury Savings  It is agreed by Lender and Borrower to be their joint intent at all times to comply with the usury and all other laws relating to this Loan Agreement, the Note and all Loan Documents, now or hereafter in effect in the United States and the State of Texas. If the laws of the United States or the State of Texas are ever revised, repealed or judicially interpreted, or any other circumstances should occur, and the same causes sums constituting interest and called for herein or under the Note or any document executed in connection herewith or contracted for, charged or received with respect to the Loan, to be in excess of the amount (the "Maximum Amount") or produce a rate in excess of the rate (the "Maximum Rate") of interest that Lender may contract for, charge and collect pursuant to the provisions of applicable laws and in regard to which Borrower would be prevented successfully from raising the claim or defense of usury, then it is Borrower's and Lender's express intent that all amounts in excess of the Maximum Amount theretofore collected by Lender be, at the option of Lender, either refunded to Borrower forthwith or credited on the unpaid principal amount of the Note, and the provisions hereof and of the Note shall be immediately deemed reformed and amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law but so as to permit the recovery of the Maximum Rate and Maximum Amount of interest which may be collected under said law. In addition, in the event that the maturity of the
Note is accelerated by reason of an election by Lender hereunder or under the Note or the Loan Documents, earned interest may never include more than the amount calculated pursuant to the Maximum Rate, and if unearned interest is provided for herein or in the Note, then Borrower and any other party obligated hereon and thereon hereby agree to accept as their sole remedy under such circumstances either (i) the cancellation of said unearned interest, or (ii) if theretofore paid, either the return to Borrower or the crediting of said unearned interest on the principal amount of the Note, whichever remedy may be elected by Lender. Borrower and Lender further agree that if any amounts constituting interest are collected hereunder or under the Note, or any Loan Documents, which produce a rate in excess of the Maximum Rate, that such amounts collected will have been and will be deemed to have been the result of a mathematical error on the part of the Borrower and Lender.

This written loan agreement represents the final agreement between the parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


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Horizon Vessels, Inc., Horizon
Offshore, Inc. and Horizon Offshore
Contractors, Inc.
(Borrower)

/s/  David Sharp
--------------------------------------
By:  David Sharp
     Executive Vice President


SouthTrust Bank
(Lender)

/s/  Steve Grantham
--------------------------------------
By:  Steve Grantham
     Senior Vice President


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                           REAL ESTATE PROMISSORY NOTE

$6,000,000.00                     BEAUMONT, TEXAS                 JUNE 29, 2001

     As hereinafter stipulated, for value received, without grace, the undersigned, jointly and severally, HORIZON VESSELS, INC., a Delaware Corporation, HORIZON OFFSHORE, INC., a Delaware Corporation and HORIZON OFFSHORE CONTRACTORS, INC., a Delaware Corporation, whose address is 2500 Citywest
Blvd., Suite 2200, Houston, Harris County, Texas 77042 (the "Borrower"), promise to pay to the order of SOUTHTRUST BANK, (the "Lender"), at 4175 Phelan Blvd. (P.O. Box 7508), Beaumont, Jefferson County, Texas 77726, or such other place as the Lender may designate in writing, the principal sum of SIX MILLION AND N0/100 DOLLARS ($6,000,000.00), together with interest on the unpaid principal balance as set forth below. After maturity (whether by acceleration or otherwise), the unpaid balance of this Note, including any accrued interest, shall bear interest at the maximum nonusurious rate provided by applicable law.

     Prior to maturity (whether by acceleration or otherwise), the unpaid balance of this Note shall bear interest at the "Current Rate of Interest." The "Current Rate of Interest" as used herein, shall be and mean a varying rate per annum which is One-Half Percent (0.5%) per annum (hereinafter called the "Margin Percentage"), above the prime rate of interest ("Prime Rate") as established from time to time by Lender (which may not be the lowest, best or most favorable rate of interest which Lender may charge on loans to its customers) (but in no event to exceed the maximum rate of nonusurious interest allowed from time to time by law as now or, to the extent allowed by law, as may hereafter be in effect, hereinafter called the "Highest Lawful Rate"), with adjustments in such varying rate to be made on the same day as any change in such prime rate. Adjustment due to changes in the Highest Lawful Rate will be made on the effective date of any change in the Highest Lawful Rate. Subject to the other limitations in this Note, the interest rate under this Note prior to maturity shall never exceed Eighteen Percent (18%) per annum. If at any time the Lender's Prime Rate should be unavailable or unpublished, Lender may select a substantially similar prime rate as the index upon which the Current Rate of Interest will be based. Lender will notify Borrower of such substituted index. The Current Rate of Interest, as calculated above, as of execution of this Note is seven and one-quarter percent (7.25%).

For the purposes of this Note, the following definitions shall apply:

         (a) "Payment Adjustment Date" shall mean and refer to the 29th day of June of each and every year of this Note, commencing June 29, 2002, and continuing for the full term of this Note.

         (b) "Amortization Term" shall mean and refer to a term or period of one hundred eighty (180) consecutive months, commencing June 29, 2001 and continuing for a total of one hundred eighty
                  (180) months thereafter.

Notwithstanding anything to the contrary contained in this Note, on each Payment Adjustment Date, Lender shall calculate and fix a monthly principal and interest installment amount to be thereafter paid by Borrower on this Note at an amount which, if paid regularly and monthly, will amortize and pay, in equal monthly installments, the then principal balance hereof, together with interest accruing thereon at one-quarter percent (.25%) above the Current Rate of Interest in effect under this Note on such Payment Adjustment Date, over the number of months in the Amortization Term, less the number of monthly principal and interest installments paid or payable hereon through and including such Payment Adjustment Date. If the calculation required to be made by Lender on any such Payment Adjustment Date results in a monthly principal and interest installment amount which is different from the monthly installment amount payable by Borrower on the monthly installment due date preceding such Payment Adjustment Date, then within fifteen
(15) days after such Payment Adjustment Date, Lender shall give Borrower written notice (in the manner provided later in this paragraph) specifying the increased or decreased monthly installment amount (the "Adjusted Installment Amount"), thereafter payable hereon; and Borrower shall be obligated to pay the Adjusted Installment Amount on each succeeding monthly installment due date, commencing with the monthly installment due date following Lender's notice of the Adjusted Installment Amount. Any notice required to be given by Lender to Borrower of an Adjusted Installment Amount (a "notice") shall be in writing and shall be transmitted to Borrower by United States Mail, with postage prepaid, addressed to Borrower at the address designated as Borrower's address for receipt of notices (or to such other address as Borrower shall hereafter designate in writing to Lender for receipt of notices under or in connection with this Note). Any notice given under the provisions of this paragraph shall be deemed received by Borrower as of the earlier of (a) the actual date of receipt, or (b) three
(3) business days after such notice was deposited with the United States postal service. The failure of Lender to give timely notice of an adjustment in the monthly installment amount, as required by this paragraph, shall not in any manner preclude or prohibit Lender hereof from thereafter giving Borrower notice of such an adjustment; but unless and until Lender has given the required written notice of an Adjusted Installment Amount, as provided herein, Borrower shall be entitled to continue paying (and shall not be in default for paying), on each monthly installment due date, the monthly installment amount set forth herein or, if notice of any such notice adjustment has been previously given to Borrower, the Adjusted Installment Amount specified in the last notice given by Lender to Borrower. Further, any notice of an Adjusted Installment Amount given to Borrower less than ten (10) days prior to the due date of the next due monthly installment shall not obligate Borrower to commence paying the Adjusted Installment Amount until the second monthly installment due date next following Lender's giving of such notice to Borrower. Nothing contained in this paragraph shall in any manner affect or postpone the obligation of Borrower to pay the entire balance of principal and all interest owing on the final maturity date specified herein. The provisions for notice contained in this paragraph shall control, govern and supersede any general waiver of notice provisions which may be contained herein, but only with respect to notices required or permitted to be given under the provisions of this paragraph (and not otherwise).

      Interest shall be computed on a per annum basis of a year of three hundred sixty (360) days and for the actual number of days (including the first but excluding the last day) elapsed, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per


                                        2
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annum basis of three hundred sixty-five (365) or three hundred sixty-six (366)
days, as the case may be.

     By virtue of the variable rate of interest set forth above, it is contemplated that at some time or times during the term of the Note, the amount of the accrued interest owing thereon on a monthly installment due date may exceed the amount of the regular monthly installment of principal and interest provided above. In order to prevent negative amortization of the Note (that is, the addition of accrued, unpaid interest to the principal thereof), Lender shall have the right to require, by written notice or demand given to Borrower, that Borrower pay, on any monthly installment due date, an additional sum of money which, when added to the amount of the regular monthly installment of principal and interest due on such installment due date, shall equal the interest accrued or accruing thereon to such monthly installment due date. The failure of Lender to given written notice or demand to Borrower to pay such additional sums shall not relieve or release Borrower from Borrower's obligation to pay such additional sum, but Borrower shall not be in default in the payment of the Note for failure to pay such additional sum unless Lender shall have given Borrower written notice of or demand for such additional payment, and Borrower shall fail to pay such additional sum to Lender within ten (10) days after Borrower's receipt of such written notice or demand.

     This Note is due and payable in 59 monthly installments initially in the amount of FIFTY SIX THOUSAND EIGHT HUNDRED SIXTY SIX AND 82/100 DOLLARS ($56,866.82) each, subject to adjustment as provided above, including principal and interest, beginning July 29, 2001, and continuing regularly thereafter on the same day of each and every calendar month, with a 60th and final payment in the amount of the entire balance of this Note, including unpaid principal and accrued unpaid interest, and all other amounts due in connection with this Note or any document which secures this Note, being due and payable on June 29, 2006. All payments shall be credited first to the discharge of the interest accrued and the balance to the reduction of the unpaid principal.

     The payment of this Note is secured by a Deed of Trust (Security Agreement, Assignment of Leases, Assignment of Rents and Financing Statement) of even date herewith from Horizon Vessels, Inc., Horizon Offshore Inc. and Horizon Offshore Contractors, Inc. to Wilton G. White, Trustee, granting to SouthTrust Bank a lien upon and security interest in the following described property:

         Being 21.2284 acres of land, more or less, being all of Tracts No. 8, 9, 10, 11 and 12, out of what is commonly referred to as Pleasure Islet and being out of that certain 92.563 acre tract of land heretofore conveyed unto Pleasure Islet Associates duly authorized by resolution No. 81-188 dated July 13,1981 of the City Council of the City of Port Arthur and being out of that certain 1,877.94 acre tract of land heretofore conveyed to the City of Port Arthur, Texas, by the State of Texas by patent as recorded in Vol 1014, Page 476, Deed Records of Jefferson County, Texas; said 21.2284 acre tract being all of Tract Nos. 8, 9, 10, 11 and 12 that was conveyed to Coastal Marine Service of Texas, Inc. by Joe Lyday on October 4, 1994 by Special Warranty Deed and recorded in County Clerk's File No. 9432540

         Official Public Records of Real Property of Jefferson County, Texas; said 21.2284 acre tract of land being more fully described by metes and bounds as follows:

         BEGINNING at a found 5/8" iron rod for the common corner of Tracts No. 5, 7, 8 and 9, Pleasure Islet as shown on a map dated August, 1980 signed by Matt M. Racki and said point also being on the center line of 60.00' roadway right of way agreement dated November 24, 1981 and recorded in Vol 2366, Page 98, Deed Records of Jefferson County, Texas that gives ingress and egress rights to subject property;

         THENCE, (Field & Deed = North 86 deg, 09 min., 21 sec., West), along the common line between Tract No. 9 and Tract No. 5 and the North line of said 21.2284 acre tract, for a distance of (Deed = 329.09')(Field= 296.00') to a set 5/8" iron rod for corner; said point also being on the East bank line of the abandoned ship channel;

         THENCE, the following calls along the existing East bank line of the abandoned ship channel:

1.  South 03 deg., 48 min., 15 sec., West, for a distance of 13.60' to a point for corner;
2.  South 08 deg., 15 min., 11 sec., West, for a distance of 34.7l' to a point for corner;
3.  South 15 deg., 25 min,, 48 sec., West, for a distance of 32.71' to a point for corner;
4.  South 06 deg., 04 min., 40 sec., West, for a distance of 38.11' to a point for corner;
5.  South 65 deg., 40 min., 16 sec., West, for a distance of 20.85' to a point for corner;
6.  South 04 deg., 07 min., 45 sec., East, for a distance of 50.44' to a point for corner;
7.  South 01 deg., 52 min., 47 sec., West, for a distance of 41.69' to a point for corner;
8.  South 09 deg., 31 min., 34 sec., West, for a distance of 28.40' to a point for corner;
9.  South 07 deg., 45 min., 58 sec., West, for a distance of 62.02' to a point for corner;
10. South 05 deg., 18 min., 34 sec., West, for a distance of 121.28' to a point for corner;
11. South 01 deg., 06 min., 20 sec., West, for a distance of 64.66' to a point for corner;
12. South 01 deg., 36 min., 19 sec., East, for a distance of 131.72' to a point for corner;
13. South 03 deg-, 28 min., 02 sec., West, for a distance of 127.22' to a point for corner;
14. South 05 deg., 32 min., 18 sec., West, for a distance of 67.37' to a point for corner;
15. South 05 deg., 21 min., 10 see., West, for a distance of 290.15' to a point for corner;
16. South 03 deg., 00 min., 20 sec., West, for a distance of 57.49' to a point for corner;
17. South 01 deg., 31 min., 20 sec., East, for a distance of 80.59' to a point for corner;
18. South 09 deg., 11 min., 55 sec., West, for a distance of 110.04' to a point for corner;
19. South 05 deg., 47 min., 47 sec., West, for a distance of 149.71' to a point for corner;
20. South 07 deg., 56 min., 28 see., West, for a distance of 67.46' to a point for corner;
21. South 02 deg., 43 min., 55 sec., West, for a distance of 57.71' to a point for corner;
22. South 13 deg., 05 min., 41 sec., West, for a distance of 36.82' to a point for corner;
23. South 21 deg., 44 min., 08 sec., East, for a distance of 59.62' to a point for corner;
24. South 01 deg., 33 min., 56 sec., East, for a distance of 113.33' to a point for corner;
25. South 00 deg., 59 min., 20 sec., West, for a distance of 61.29' to a point for corner;
26. South 26 deg., 17 min., 38 sec., West, for a distance of 83.45' to a point for corner;
27. South 05 deg., 27 min., 47 sec., West, for a distance of 127.55' to a point for corner;


                                       4


28. South 07 deg., 25 min., 15 sec., West, for a distance of 80.35' to a point for corner;
29. South 02 deg., 33 min., 23 sec., East, for a distance of 75.21' to a point for corner;
30. South 05 deg., 21 min., 00 sec., West, for a distance of 66.90' to a point for corner;
31. South 10 deg., 22 min., 36 sec., West, for a distance of 75.36' to a point for corner;
32. South 00 deg., 53 min., 46 sec., West, for a distance of 40.67' to a point for corner;
33. South 20 deg., 01 min., 10 sec., East, for a distance of 26.88' to a point for corner;
34. South 44 deg., 04 min., 40 sec., West, for a distance of 23.50' to a point for corner;
35. South 00 deg., 51 min,, 08 sec., East, for a distance of 92.24' to a point for corner;
36. South 04 deg., 20 min., 50 sec., East, for a distance of 40.31' to a point for corner;
37. South 25 deg., 18 min., 55 sec., East, for a distance of 24.79' to a point for corner;
38. South 26 deg., 49 min., 31 sec., West, for a distance of 28.48' to a point for corner;
39. South 07 deg., 46 min., 25 sec., West, for a distance of 48.60' to a point for corner;
40. South 02 deg., 50 min., 39 sec., West, for a distance of 45.36' to a point for corner;
41. South 17 deg., 02 min., 42 sec., East, for a distance of 31.00' to a point for corner;
42. South 47 deg., 33 min., 52 sec., West, for a distance of 22.79' to a point for corner;
43. South 05 deg., 49 min., 37 sec., West, for a distance of 67.67' to a point for corner;
44. South 07 deg., 03 min., 48 sec., East, for a distance of 54.32' to a point for corner;

THENCE, South 13 deg., 14 min., 41 sec., West, along the East bank line of the abandoned ship channel, for a distance of 48.73' to a point for corner,

THENCE, the following calls along the West bank of Lake Sabine and the West bank of the existing Sabine-Neches Ship Channel:

1.  South 75 deg., 26 min., 08 sec., East, for a distance of 27.11' to a point for corner;
2.  North 69 deg., 49 min., 27 sec., East, for a distance of 34.17' to a point for corner;
3.  North 24 deg., 27 min., 36 sec., East, for a distance of 17.83' to a point for corner;
4.  North 39 deg., 31 min., 10 sec., West, for a distance of 27.83' to a point for corner;
5.  North 37 deg., 02 min., 59 sec., East, for a distance of 30.26' to a point for corner;
6.  North 70 deg., 18 min., 21 sec., East, for a distance of 27.80' to a point for corner;
7.  North 04 deg., 28 min., 13 see., East, for a distance of 93.10' to a point for corner;
8.  North 08 deg., 36 min., 04 sec., East, for a distance of 58.02' to a point for corner;
9.  North 38 deg., 45 min., 28 sec., West, for a distance of 17.56' to a point for corner;
10. North 36 deg., 01 min., 16 sec., East, for a distance of 28.33' to a point for corner;
11. North 03 deg., 24 min., 46 sec., East, for a distance of 17.71' to a point for corner;
12. North 47 deg., 08 min., 00 sec., East, for a distance of 16.22' to a point for corner;
13. North 08 deg., 55 min., 33 sec., East, for a distance of 84.25' to a point for corner;
14. North 11 deg., 04 min., 44 sec., East, for a distance of 74.80' to a point for corner;
15. North 00 deg., 49 min., 14 sec., West, for a distance of 26.34' to a point for corner;
16. North 17 deg., 39 min., 50 sec., East, for a distance of 44.06' to a point for corner;
17. North 35 deg., 24 min., 38 sec., East, for a distance of 67.35' to a point for corner;
18. North 60 deg., 04 min., 42 sec., East, for a distance of 13.23' to a point for corner;
19. North 31 deg., 28 min., 45 sec., East, for a distance of 63.88' to a point for corner;


                                       5


20. North 09 deg., 44 min., 11 sec., East, for a distance of 80.21' to a point for corner;
21. North 31 deg., 46 min., 05 sec., East, for a distance of 46.66' to a point for corner;
22  North 01 deg., 03 min., 49 sec., West, for a distance of 35.60' to a point for corner;
23. North 09 deg., 45 min., 05 sec., East, for a distance of 38.59' to a point for corner;
24. North 35 deg., 46 min., 57 sec., East, for a distance of 34.18' to a point for corner;
25. North 03 deg., 56 min., 09 sec., West, for a distance of 35.43' to a point for corner;
26. North 19 deg., 43 min., 01 sec., East, for a distance of 61.33' to a point for corner;
27. North 04 deg., 59 min., 56 sec., East, for a distance of 95.22' to a point for corner;
28. North 21 deg., 10 min., 16 sec., East, for a distance of 59.4l' to a point for corner;
29. North 00 deg., 04 min., 00 sec., West, for a distance of 40.84' to a point for corner;
30. North 13 deg., 57 min., 48 sec., East, for a distance of 89.8l' to a point for corner;
31. North 25 deg., 38 min., 24 sec., East, for a distance of 40.36' to a point for corner;
32. North 01 deg., 08 min., 41 sec., West, for a distance of 41.22' to a point for corner;
33. North 10 deg., 19 min., 34 sec., West, for a distance of 30.66' to a point for corner;
34. North 37 deg., 50 min., 55 sec., East, for a distance of 49.93' to a point for corner;
35. North 07 deg., 06 min., 46 sec., East, for a distance of 73.73' to a point for corner;
36. North 09 deg., 15 min., 56 sec., East, for a distance of 104.86' to a point for corner;
37. North 08 deg., 01 min., 19 sec., East, for a distance of 37.50' to a point for corner;
38. North 10 deg., 11 min., 33 sec., East, for a distance of 62.62' to a point for corner;
39. North 05 deg., 57 min., 41 sec., East, for a distance of 62.23' to a point for corner;
40. North 07 deg., 20 min., 20 sec., East, for a distance of 54.14' to a point for corner;
41. North 19 deg., 58 min., 54 sec., East, for a distance of 68.54' to a point for corner;
42. North 09 deg., 07 min., 43 sec., East, for a distance of 81.10' to a point for corner;
43. North 01 deg., 22 min., 56 sec., East, for a distance of 46.73' to a point for corner;
44. North 12 deg., 39 min., 14 sec., East, for a distance of 64.56' to a point for corner;
45. North 21 deg., 55 min., 26 sec., East, for a distance of 51.42' to a point for corner;
46. North 06 deg., 36 min., 02 sec., East, for a distance of 42.67' to a point for corner;
47. North 08 deg., 00 min., 58 sec., East, for a distance of 68.67' to a point for corner;
48. North 11 deg., 12 min., 28 sec., East, for a distance of 68.95' to a point for corner;
49. North 18 deg., 08 min., 20 sec., East, for a distance of 50.12' to a point for corner;
50. North 11 deg., 59 min., 18 sec., East, for a distance of 47.94' to a point for corner;
51. North 23 deg., 33 min., 42 sec., East, for a distance of 26.62' to a point for corner;
52. North 48 deg., 36 min., 37 sec., East, for a distance of 30.87' to a point for corner;
53. North 14 deg., 58 min., 22 sec., East, for a distance of 30.00' to a point for corner;
54. North 22 deg., 36 min., 20 sec., East, for a distance of 39.58' to a point for corner;
55. North 06 deg., 58 min., 18 sec., East, for a distance of 36.29' to a point for corner;
56. North 27 deg., 25 min., 17 sec., East, for a distance of 46.49' to a point for corner;
57. North 44 deg., 12 min., 10 sec., East, for a distance of 36.27' to a point for corner;
58. South 88 deg., 35 min., 26 sec., East, for a distance of 16.11' to a point for corner;
59. North 22 deg., 42 min., 43 sec., East, for a distance of 34.27' to a point for corner;
60. North 22 deg., 07 min., 47 sec., West, for a distance of 81.42' to a point for corner;
61. North 03 deg., 29 min., 07 sec., West, for a distance of 31.30' to a point for corner;
62. North 15 deg., 17 min., 52 sec., East, for a distance of 43.08' to a point for corner;
63. North 12 deg., 16 min., 07 sec., East, for a distance of 50.65' to a point for corner;
64. North 43 deg., 39 min., 07 sec., East, for a distance of 24.54' to a point for corner;
65. North 19 deg., 57 min., 50 sec., West, for a distance of 17.67' to a point for corner;


                                       6


66. North 27 deg., 29 min., 31 sec., East, for a distance of 33.96' to a point for corner;
67. North 37 deg., 06 min., 24 sec., West, for a distance of 14.37' to a point for corner;
68. North 36 deg., 16 min., 29 sec., West, for a distance of 25.45' to a point for corner;
69. North 23 deg., 42 min., 54 sec., West, for a distance of 25.88' to a point for corner;

THENCE, North 00 deg., 23 min., 39 sec., West, along the West bank of Lake Sabine and the West bank of the existing ship channel, for a distance of 28.80' to a found 5/8" iron rod for corner; said point also being on the common line between Tract No. 7 and Tract No. 8 and the North line of said 21.2284 acre tract;

THENCE, (Deed = North 86 deg., 09 min., 21 sec., West)(Field = North 86 deg., 13 min., 50 sec., West), along the North line of said 21.2284 acre tract and the common line between Tract No. 7 and Tract No. 8, for a distance of (Deed = 283.39')(Field = 192.82') to the POINT OF BEGINNING and containing 21.2284 acres of land, more or less.

To the maximum extent permitted by law, this Note is also secured by and entitled to the benefit of all security agreements, collateral assignments, other deeds of trust, mortgages, assignments and lien instruments, and other instruments of any kind executed by Borrower in favor of the holder of this Note, as security herefor, or executed by any other party as security for this Note. Such documents and instruments shall include those executed simultaneously herewith, those heretofore executed, and those hereafter executed. Notwithstanding anything contained herein or in any other separate security agreement or other document executed heretofore, herewith or hereafter in connection with or related to this credit obligation (as defined or described in 12 C.F.R. 227, Regulation AA, promulgated by the Federal Reserve Board), the security for this credit obligation shall not extend to any non-possessory security interest in household goods (as defined in said Regulation AA) other than a purchase money security interest, and no waiver of any notice contained herein or therein shall be construed under any circumstances to extend to any waiver of notice prohibited by Regulation AA.

At the option of the holder of this Note, this Note shall become immediately due and payable, without presentment or demand or any notice to Borrower or any other person obligated hereon, upon such default in the payment of any of the principal hereof or any interest hereon when due, and the failure to cure within ten (10) days of notice, or upon default and failure to cure within ten (10) days of notice under the terms of any of the above mentioned security agreements, collateral assignments, deeds of trust, mortgages or other lien instruments, or if any event or condition exists which authorizes the acceleration of maturity hereof under any agreement made by Borrower. If this Note, or any installment hereon (whether principal or interest), is not paid at maturity, however such maturity may be brought about, and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Borrower agrees to pay all expenses incurred, plus and including reasonable attorney's fees, if this Note is placed in the hands of an attorney for collection, or if collected by suit or through any probate, bankruptcy or other legal or judicial procedure, whether through formal probate court, bankruptcy court or any informal proceedings related thereto.

     It is the intention of Borrower and Lender to conform strictly to applicable usury laws. If the maturity of this Note is accelerated, for any reason, before the due date stated, earned interest shall never include more than the maximum amount permitted by law, computed from the date of this Note until payment, and any unearned interest included in the face amount of this Note or otherwise payable in excess of such maximum rate, shall in the event of acceleration of maturity, be automatically null and void as of the date of such acceleration. In the event it should be held that the interest payable under this Note, or otherwise, is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess of said maximum amount permitted by law shall be automatically null and void and shall be credited to the principal amount of this Note, if any remains unpaid; otherwise, it shall be refunded to Borrower if theretofore paid. Lender shall not be subject to any penalty provided for in the contracting for, charging or receiving interest in excess of such highest lawful rate, regardless of when or the circumstances under which such refund or application was made.

     To the maximum extent permitted by applicable law, the makers, assignors, sureties, endorsers and guarantors hereof severally waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intention to accelerate maturity, notice of acceleration of maturity, and all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security therefor, and do hereby agree to any substitution, exchange or release, in whole or in part, of any security herefor or the release of any party primarily or secondarily liable hereon, and do hereby consent to any and all renewals or extensions from time to time of this Note, or any part hereof, either before or after maturity, all without any notice thereof to any of them and without affecting or releasing the liability of any of them. The sureties, endorsers and guarantors of this Note do further agree that it will not be necessary for the holder hereof, in order to enforce payment by them of this Note, to first institute suit or exhaust its remedies against Borrower or others liable herefor or to enforce its rights against any security therefor.

     Borrower hereby expressly agrees that venue for all purposes in and under this Note shall be in Jefferson County, Texas. ALL QUESTIONS OF LAW AND FACT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     In addition to the monthly installments hereinabove provided for, the Borrower hereof shall have the right and option to pay all or any part of the unpaid principal balance, plus accrued interest, at any time before the maturity date, without penalty; provided, however, no partial prepayment of principal shall have the effect of delaying or deferring payment of the next succeeding installment on this Note on the regularly scheduled due date thereof, and any such partial prepayment of principal shall be applied in satisfaction, or partial satisfaction, of the principal installment then last due on this Note.

     THIS LOAN IS PAYABLE IN FULL JUNE 29, 2006. AT MATURITY BORROWER MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND ACCRUED UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. BORROWER WILL, THEREFORE, BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS THAT BORROWER MAY OWN, OR BORROWER WILL HAVE TO FIND A LENDER, WHICH MAY BE LENDER,

WILLING TO LEND BORROWER THE MONEY. IF BORROWER REFINANCES THIS LOAN AT MATURITY, BORROWER MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF BORROWER OBTAINS REFINANCING FROM LENDER.

     THE WRITTEN AGREEMENT FOR THIS LOAN OR OTHER EXTENSION OF CREDIT DESCRIBED ABOVE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                               HORIZON VESSELS, INC. a Delaware Corporation

                               BY: /s/ DAVID W. SHARP
                                   ------------------------------------------
                                   DAVID W. SHARP, Executive Vice President


                               HORIZON OFFSHORE, INC., a Delaware Corporation

                               BY: /s/ DAVID W. SHARP
                                   ------------------------------------------
                                   DAVID W. SHARP, Executive Vice President


                               HORIZON OFFSHORE CONTRACTORS, INC., a
                               Delaware Corporation

                               BY: /s/ DAVID W. SHARP
                                   ------------------------------------------
                                   DAVID W. SHARP, Executive Vice President


PREPARED IN THE LAW OFFICES OF:

ROBERT B. DUNHAM (GDW)
SHELDON, JORDAN & DUNHAM, L.L.P.
905 ORLEANS
BEAUMONT, TEXAS 77701
(409) 835-3322
(409) 835-3838 (fax)